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   As filed with the Securities and Exchange Commission on November 28, 2000

                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                          Filed by the Registrant [X]
                          Filed by a Party other than the Registrant [_] Check the appropriate box:
                          [_]  Preliminary Proxy Statement
                          [_]  Definitive Proxy Statement
                          [X]  Definitive Additional Materials
                          [_]  Soliciting Material Under Rule 14a-12
                          [_]  Confidential, For Use of the Commission
                               Only (as permitted by Rule 14a-6(e)(2))

                  MuniHoldings New Jersey Insured Fund, Inc.
                P.O. Box 9011 Princeton, New Jersey 08543-9011
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               (Name of Registrant as Specified In Its Charters)

                                 SAME AS ABOVE
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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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     (4) Date Filed:

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                  MUNIHOLDINGS NEW JERSEY INSURED FUND, INC.

                 MUNIHOLDINGS NEW JERSEY INSURED FUND IV, INC.

Dear Stockholder:


     You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization in which MuniHoldings New Jersey Insured Fund, Inc. will acquire MuniHoldings New Jersey Insured Fund IV, Inc.

     On December 13, 2000, each Fund will hold an Annual Meeting of Stockholders at which the Reorganization will be considered. The Reorganization must be approved by (1) the holders of Auction Market Preferred Stock of MuniHoldings New Jersey Insured Fund, Inc. and (2) both the holders of Auction Market Preferred Stock and the holders of Common Stock of MuniHoldings New Jersey Insured Fund IV, Inc. A joint proxy statement and prospectus which provides information about the proposed Reorganization and about each Fund was previously mailed to you. A Question and Answer sheet that addresses frequently asked questions is enclosed with this letter.

     You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which MuniHoldings New Jersey Insured Fund, Inc. will acquire substantially all of the assets and assume substantially all of the liabilities of MuniHoldings New Jersey Insured Fund IV, Inc. in exchange for newly issued shares of Common Stock and shares of a newly created series of Auction Market Preferred Stock of MuniHoldings New Jersey Insured Fund, Inc. to be designated Series E. These shares will be distributed by MuniHoldings New Jersey Insured Fund IV, Inc. to its stockholders so that holders of its Common Stock will receive Common Stock in MuniHoldings New Jersey Insured Fund, Inc. and holders of its Auction Market Preferred Stock will receive Auction Market Preferred Stock in MuniHoldings New Jersey Insured Fund, Inc. as described in the joint proxy statement and prospectus.

     The Board of Directors of each Fund has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization.


                              Sincerely,

                              Jodi M. Pinedo
                              Secretary
                              MuniHoldings New Jersey Insured Fund, Inc. and
Enclosure                     MuniHoldings New Jersey Insured Fund IV, Inc.

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In this Question and Answer Sheet, we will refer to MuniHoldings New Jersey
Insured Fund, Inc. as New Jersey Insured and MuniHoldings New Jersey Insured Fund IV, Inc. as New Jersey Insured IV.

  Q.   Why am I receiving this proxy?

  A. As a stockholder of New Jersey Insured or New Jersey Insured IV, you are being asked to consider a transaction in which New Jersey Insured will acquire substantially all the assets and assume substantially all the liabilities of New Jersey Insured IV. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of the holders of Auction Market Preferred Stock ("AMPS") of New Jersey Insured and the approval of the holders of Common Stock and AMPS of New Jersey Insured IV.

  Q.   Who is receiving this proxy?

  A. Those receiving this proxy are: (1) the holders of AMPS of New Jersey Insured, (2) the holders of AMPS of New Jersey Insured IV, and (3) the holders of Common Stock of New Jersey Insured IV. The Reorganization requires the vote of these Stockholders. The Reorganization does not require the vote of the holders of Common Stock of New Jersey Insured.

  Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

  A. New Jersey Insured will be the surviving fund (the "Surviving Fund") and New Jersey Insured IV will be the acquired fund.

  Q.   Will the Reorganization change my privileges as a stockholder?

  A. Your privileges as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

  Q.   How will the Reorganization affect stockholders?

  A.   Stockholders should consider the following:

       . After the Reorganization, each Fund's stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and policies.

       . a lower anticipated aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than New Jersey Insured IV prior to the Reorganization. The estimated costs of the Reorganization, however, are expected to result in a reduction in net asset value that is expected to be recovered after the Reorganization because of the anticipated lower operating expense ratio.



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  Q.   If I own Common Stock of New Jersey Insured IV, will I own the same number of shares of Common Stock of New Jersey Insured after the Reorganization as I currently own?

  A. No. You will receive Common Stock of New Jersey Insured with the same aggregate net asset value as the Common Stock of New Jersey Insured IV on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the Common Stock of the Funds on that date. For example, let us assume that you own 10 shares of Common Stock of New Jersey Insured IV. If the net asset value of New Jersey Insured IV Common Stock on the Valuation Date is $6 per share, and the net asset value of the New Jersey Insured Common Stock on the Valuation Date is $12 per share, you will receive 5 shares of New Jersey Insured Common Stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 New Jersey Insured IV shares x $6 = $60; 5 New Jersey Insured shares x $12 = $60).

       Thus, if on the Valuation Date the net asset value of the Common Stock of New Jersey Insured is higher than the net asset value of the Common Stock of New Jersey Insured IV, you will receive fewer shares of Common Stock of New Jersey Insured in the Reorganization than you held in New Jersey Insured IV before the Reorganization. On the other hand, if the net asset value of the Common Stock of New Jersey Insured is lower than the net asset value of the Common Stock of New Jersey Insured IV, you will receive a greater number of shares of New Jersey Insured Common Stock in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

  Q. I currently hold AMPS of New Jersey Insured IV. After the Reorganization, what will I hold?

  A.   If prior to the Reorganization you      After the Reorganization you will
       -----------------------------------     ---------------------------------
       hold:                                   hold:
       -----                                   -----
       New Jersey Insured IV Series A AMPS     New Jersey Insured Series E AMPS

       You will receive shares of New Jersey Insured's Series E AMPS with the same aggregate liquidation preference as the shares of AMPS of New Jersey Insured IV that you currently hold. Since each share of AMPS of both Funds has a $25,000 liquidation preference, the holders of AMPS of New Jersey Insured IV will receive one share of New Jersey Insured Series E AMPS for each share they currently hold. The auction and dividend payment dates for the New Jersey Insured Series E AMPS that you will receive in the Reorganization will be different from the auction and dividend payment dates for the New Jersey Insured IV Series A AMPS. This will not adversely affect the value of your investment.

  Q.   Should I send in my stock certificates now?

  A. No. After the Reorganization is completed, we will send holders of Common Stock of New Jersey Insured IV written instructions for exchanging their stock certificates. New Jersey Insured IV stockholders should exchange their stock certificates after the Reorganization promptly in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until certificates for New Jersey Insured IV Common Stock are surrendered and exchanged for stock certificates of the Surviving Fund. Stockholders of New Jersey Insured will keep their stock certificates.

       Holders of AMPS will not be required to surrender their stock certificates. All exchanges of AMPS will be accomplished by book entry.

  Q.   What are the tax consequences for stockholders?

  A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of Common Stock. The Funds have applied for a private letter ruling from the Internal Revenue Service with respect to the tax treatment of the Reorganization.

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  Q.   Who will manage the Surviving Fund after the Reorganization?

  A. Fund Asset Management L.P. serves as the investment adviser for the Funds and will be the investment adviser of the Surviving Fund after the Reorganization. The portfolio of New Jersey Insured is managed by Robert
       D. Sneeden. The portfolio of New Jersey Insured IV is managed by Roberto
       W. Roffo. After the Reorganization, the portfolio of the Surviving Fund will be managed by Mr. Sneeden.

  Q.   Will there be a Stockholders' Meeting for each Fund?

  A. Yes, an Annual Meeting of Stockholders for each Fund will be held on December 13, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at the time specified below.

                    Fund                                   Time
                    New Jersey Insured                     12:00 noon
                    New Jersey Insured IV                  12:30 p.m.

  Q.   Why is my vote important?

  A. Approval of the Reorganization requires the affirmative vote of (i) stockholders representing a majority of the outstanding shares of Common Stock and AMPS of New Jersey Insured IV, voting together as a single class, and a majority of the outstanding AMPS of New Jersey Insured IV, voting as a separate class, and (ii) stockholders representing a majority of the outstanding shares of New Jersey Insured AMPS, voting as a separate class. For purposes of any vote, a quorum consists of one-third of the shares of Common Stock and AMPS entitled to vote at the Meeting. The Board of Directors of each Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

  Q.   How can I vote?

  A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com until 4:00 p.m. on December 12, 2000. Or refer to the "800" number printed on your voting instruction form. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote in person at the Annual Meeting of Stockholders. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

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  Q.   Have the Funds retained a proxy solicitation firm?

  A. Yes, each Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

  Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

  A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at an Annual Meeting of Stockholders to achieve the necessary quorum, or if the necessary quorum is present but there are not sufficient votes to approve the proposal by the time of the Annual Meeting of Stockholders on December 13, 2000, such Annual Meeting may be adjourned to permit further solicitation of proxy votes.

  Q.   What is the Board's recommendation?

  A. The Board of Directors of each Fund believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.

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